Exhibit 10.3

SECOND AMENDMENT TO AMENDED AND RESTATED ASSET - FOR - SHARE EXCHANGE AGREEMENT THIS SECOND AMENDMENT TO AMENDED AND RESTATED ASSET - FOR - SHARE EXCHANGE AGREEMENT (the “ Amendment ”) is made and entered into as of April 23 , 2026 , by and between Z Squared Inc . , a Wyoming corporation (“ Z Squared ”) and BSG Series CM a South Carolina Limited Liability Company (“ Transferor ,” and together with Z Squared, the “ Parties ”) . RECITALS WHEREAS , the Parties entered into that certain Amended and Restated Asset - For - Share Exchange Agreement, dated as of June 24, 2025 (as amended by Amendment No. 1 on February [ ], 2026, the “ Amended and Restated Agreement ”); and WHEREAS , the Parties desire to amend the Amended and Restated Agreement as set forth herein. NOW, THEREFORE , in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows : 1. Amendment to Section 5 (Lock - Up) . Section 5 of the Amended and Restated Agreement is hereby amended to include the following clause: (c) These restrictions shall apply to each transferee of the Common Stock held by Transferor . The Shares shall bear an appropriate restrictive legend to that effect . Transferor agrees to notify each transferee of these restrictions prior to a transfer . 2. Amendment to Section 6 (Leak - Out) . Section 6 of the Amended and Restated Agreement is hereby amended to include the following clause: (f) These restrictions shall apply to each transferee of the Common Stock held by the Transferor . The Shares shall bear an appropriate restrictive legend to that effect . For purposes of these restrictions, sales by transferees shall be aggregated with the Transferor’s sales and sales of other transferees . Transferor agrees to notify each transferee of these restrictions prior to a transfer . Docusign Envelope ID: 1937A681 - FB28 - 8F41 - 81F7 - 0AEF17AAAA12 1 135114.000001 \ 4914 - 3250 - 6276.1

2 135114.000001 \ 4914 - 3250 - 6276.1 3. Amendment to Section 7 (Conditional Suspension of Lock - Up/Leak - Out Restrictions) . Section 7 of the Amended and Restated Agreement is hereby amended and restated in its entirety to read as follows: “ Conditional Suspension of Lock - Up/Leak - Out Restrictions. Notwithstanding anything to the contrary set forth in this Agreement, Z Squared and Transferor agree that, in the event that the publicly quoted closing price of Z Squared’s Common Stock equals or exceeds Thirty - Five U.S. Dollars ($35.00) per share (as reported on the principal trading market) for any two (2) consecutive trading days, then, effective as of the second such trading day: (a) All Lock - Up and Leak - Out restrictions applicable to the Transferor, and any transferee of shares of Common Stock held by Transferor, under Sections 5 and 6 of this Agreement shall be immediately and automatically suspended ; and (b) Transferor, and any transferee of shares of Common Stock held by Transferor, shall thereafter be permitted to freely sell, transfer, or otherwise dispose of any or all of its Shares without volume, timing, or pricing restrictions ; provided, however, that if the publicly quoted closing price of Z Squared’s Common Stock falls below Thirty - Five U . S . Dollars ( $ 35 . 00 ) per share for any two (2) consecutive trading days thereafter, then, effective as of the second such trading day below such threshold : the Lock - Up and Leak - Out restrictions set forth in Sections 5 and 6 shall be reinstated and shall continue to apply in accordance with their original terms for the remainder of the applicable restriction period, unless and until the $ 35 . 00 threshold is again met for two (2) consecutive trading days, in which case the foregoing suspension and reinstatement mechanism shall again apply . ” 4. No other Amendments . Except as expressly amended by this Amendment, the Amended and Restated Agreement and all exhibits and schedules thereto remain unchanged and in full force and effect. In the event of any conflict between this Amendment and the Amended and Restated Agreement, this Amendment shall control. 5. Miscellaneous . 1. Governing Law . This Amendment shall be governed by and construed in accordance with the laws of the State of Wyoming, without giving effect to such state’s rules concerning conflicts of laws that might provide for any other choice of law . 2. Counterparts ; Electronic Signatures . This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument . Signatures transmitted by electronic means (including PDF, facsimile, or other electronic transmission) shall be deemed to have the same legal effect as delivery of an original executed signature page . 3. Reference to Agreement . From and after the effectiveness of this Amendment, all references in the Amended and Restated Agreement to “this Agreement” shall mean the Docusign Envelope ID: 1937A681 - FB28 - 8F41 - 81F7 - 0AEF17AAAA12

3 135114.000001 \ 4914 - 3250 - 6276.1 Amended and Restated Agreement as amended hereby. [Signature Page Follows] Docusign Envelope ID: 1937A681 - FB28 - 8F41 - 81F7 - 0AEF17AAAA12

Docusign Envelope ID: 1937A681-FB28-8F41-81F7-0AEF17AAAA12

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

TRANSFEROR:

BSG SERIES CM LLC

DocuSigned by:

By: ______________________________

95D267A676024C1...

Name: Steven Baldassarra

Title: MGMR

Z SQUARED:

Z SQUARED INC.

Signed by:

By: ______________________________

C717282C3E5E46A...

Name: David Halabu

Title: Chief Executive Officer

135114.000001\4914-3250-6276.1